Exhibit 99.1

Patheon Inc. Successfully Completes Rights Offering

TORONTO, CANADA – December 31, 2012 – Patheon Inc. (TSX: PTI) (“Patheon” or the “Company”), a leading provider of manufacturing and contract development services to the global pharmaceutical industry, today announced the completion of its subscription rights offering, which expired on December 28, 2012. The rights offering was fully subscribed for with gross proceeds totaling approximately US$30 Million.

Effective today, Patheon will issue 9,403,483 restricted voting shares as a result of the rights offering. This issuance represents approximately 7.2% of the Company’s restricted voting shares issued and outstanding prior to the rights offering. Upon the issuance of these new restricted voting shares, the Company will have 139,701,375 restricted voting shares outstanding.

An affiliate of JLL Partners Fund V, L.P., a related party of the Company (“JLL”), exercised its subscription rights in full, including its over-subscription privilege, up to the full amount of the rights offering. The subscription payments in the aggregate amount of approximately US$30 Million were used by the Company to partially finance its acquisition of Sobel USA Inc. and Banner Pharmacaps Europe B.V. All excess subscription payments received from over-subscribing rights holders, including JLL’s affiliate, will be returned, without interest or penalty, as soon as practicable. As a result of the rights offering, JLL’s affiliate will receive 5,786,805 restricted voting shares (524,392 of which will be received pursuant to the exercise of its over-subscription privilege) and JLL’s ownership of restricted voting shares, together with its affiliates, will be approximately 55.94% of the Company’s issued and outstanding restricted voting shares.

About Patheon Inc.

Patheon Inc. (TSX: PTI) is a leading global provider of manufacturing and contract development services to the global pharmaceutical industry. The Company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Patheon’s services range from preclinical development through commercial manufacturing of a full array of solid and sterile dosage forms.

The Company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The Company’s integrated development and manufacturing network of thirteen manufacturing facilities and eleven development centers across North America and Europe, enables customer products to be launched with confidence anywhere in the world. For more information visit www.patheon.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect the Company’s expectations regarding certain matters related to the rights offering. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking statements. The Company’s current material assumptions include assumptions related to the timing of the issuance of restricted voting shares and return of excess subscription payments resulting from the rights offering. For additional information regarding risks and uncertainties that could affect the Company’s business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are provided to help stakeholders understand the Company’s expectations and plans as of the date of this release and may not be suitable for other purposes. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Contact:

Jennifer Almond

Senior Communications Specialist

919 226 3200

investorrelations@patheon.com (Investor inquiries)